Exhibit 99.1

Contacts:	For news media – George Biechler, 610-774-5997
For financial analysts – Tim Paukovits, 610-774-4124

PPL Corporation reports third-quarter 2008 earnings

•	Decline in wholesale electricity margins reduces quarterly earnings
•	Revised outlook for 2010 remains strong
•	Company revises 2008 forecast, initiates 2009 forecast

ALLENTOWN, Pa. (Nov. 4, 2008) ― PPL Corporation (NYSE: PPL) on Tuesday (11/4) reported declines in both third-quarter and nine-month earnings for 2008, compared with the same periods of 2007.

Contributing to the declines were lower wholesale electricity margins, partially offset by improved earnings from PPL’s electricity delivery business in the United Kingdom.

PPL’s reported earnings in the most recent quarter were $0.54 per share, compared with $0.84 per share a year ago. For the first nine months of 2008, PPL’s reported earnings were $1.73 per share, compared with $2.25 per share a year ago.

Third-quarter earnings from ongoing operations also declined, to $0.45 per share, compared with $0.72 per share a year ago. For the first nine months of 2008, earnings from ongoing operations were $1.56 per share, compared with $2.00 per share a year ago.

“While our quarterly results have been affected by a significant drop in wholesale energy margins, PPL’s underlying fundamentals remain very strong,” said James H. Miller, PPL’s chairman, president and chief executive officer. “We are confident that our strategy of focusing on the efficient operation of our high quality generating assets and the marketing of the output from these assets, combined with effective operation of our regulated electricity delivery systems, will continue to provide significant long-term value for our shareowners.

“During the third quarter of 2008, we saw unprecedented levels of volatility in the energy commodities market, a rapid decline in the capital devoted to energy markets by a range of market participants and a substantial drop in wholesale electricity prices,” Miller said. “As a consequence, we experienced unrealized losses in certain of our energy positions that, along with extended outages at two of our large coal-fired plants in Pennsylvania, resulted in third-quarter energy margins that are much lower than a year ago.”

Miller said PPL continues to forecast very strong earnings growth for 2010 with a new forecast range of $3.60 to $4.20 per share. This new range is down from the prior 2010 forecast range of $4.00 to $4.60 per share.

“While forward energy prices have declined from earlier in the year, we remain extremely well positioned for 2010 and beyond because we sold forward a significant portion of our available power at the higher prices and have fuel contracts in place that are significantly below current market prices,” Miller said.

Miller added that the company remains focused on maintaining a strong credit profile and liquidity position, with more than $4.2 billion in credit facilities supporting its energy supply business.  “We have significant available capacity under our facilities that puts us in a strong position to deal with the volatile market conditions we are likely to continue to face,” he said. In fact, Miller said PPL Energy Supply has no need to issue commercial paper or access the debt capital market for the foreseeable future.

For the remainder of 2008 and 2009, however, Miller said PPL’s earnings will continue to be under significant pressure. The company’s revised estimate for 2008 earnings from ongoing operations is $2.00 to $2.05 per share, compared with its prior forecast range of $2.17 to $2.27 per share. The revised estimate is primarily driven by lower energy margins, partially offset by improved earnings in PPL’s U.K. business. PPL’s 2008 estimate of reported earnings is $2.17 to $2.22 per share, reflecting special items recorded through Sept. 30, 2008.

The company also initiated its 2009 earnings forecast of $1.60 to $1.90 per share. “Many of the pressures that affected our results in 2008 also are expected to continue into 2009, including ongoing cost pressures, fixed generation prices in Pennsylvania and higher financing costs. Given the ongoing uncertainty in financial and power markets, PPL will be focused on aggressively managing risks and preserving capital without jeopardizing our significant increase in earnings and cash flow expected for 2010 and beyond,” Miller said.

Third-Quarter 2008 Earnings Details

PPL’s reported earnings in the third quarter of 2008 included net special-item credits of $0.09 per share. The company reported special-item credits of $0.18 per share in the quarter related to mark-to-market impacts of energy-related, non-trading economic hedges, offset by special-item charges of $0.09 per share: $0.07 per share related to the impairment of nitrogen oxide emission allowances as a result of a federal court decision invalidating the Environmental Protection Agency’s Clean Air Interstate Rule; $0.01 per share related to the sale of PPL’s natural gas distribution and propane businesses; and $0.01 per share related to an impairment of nuclear decommissioning trust investments. The third quarter of 2007 reflected net special-item credits of $0.12 per share.

Reported earnings are calculated in accordance with generally accepted accounting principles (GAAP). Earnings from ongoing operations is a non-GAAP financial measure that excludes special items. Special items include charges or credits that are unusual or nonrecurring. Special items also include the mark-to-market impact of energy-related, non-trading economic hedges and impairments of securities in PPL’s nuclear decommissioning trust funds.

(Dollars in millions, except for per share amounts)

	3rd Quarter
	2008	2007	% Change
Reported Earnings	$203	$322	-37%
Reported Earnings per Share	$0.54	$0.84	-36%
Earnings from Ongoing Operations	$168	$276	-39%
Per Share Earnings from Ongoing Operations	$0.45	$0.72	-38%

(See the tables at the end of this news release for details as to the reconciliation of reported earnings versus earnings from ongoing operations.)

Third-Quarter and Nine-Month Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the third quarter and first nine months of 2008, compared with the same periods of 2007.

	3rd Quarter		Year to Date
	2008	2007	2008	2007

Per share earnings from ongoing operations

Supply	$0.16	$0.50	$0.60	$1.12
Pennsylvania Delivery	0.09	0.09	0.34	0.31
International Delivery	0.20	0.13	0.62	0.57
Total	$0.45	$0.72	$1.56	$2.00

Special Items

Supply	$0.10	$0.03	$0.18	$0.05
Pennsylvania Delivery	(0.01)	(0.06)	(0.01)	(0.06)
International Delivery	-	0.15	-	0.26
Total	$0.09	$0.12	$0.17	$0.25

Reported earnings

Supply	$0.26	$0.53	$0.78	$1.17
Pennsylvania Delivery	0.08	0.03	0.33	0.25
International Delivery	0.20	0.28	0.62	0.83
Total	$0.54	$0.84	$1.73	$2.25

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Supply Segment
PPL’s supply business segment consists primarily of the domestic energy generation and marketing operations of PPL Energy Supply.

Earnings from ongoing operations for PPL’s supply business segment declined $0.34 per share, or 68 percent, in the third quarter of 2008 compared with a year ago. The decrease was primarily driven by unrealized trading losses in the quarter, resulting from the combination of a dramatic decline in energy prices and the lack of liquidity in the wholesale power markets. In addition, PPL experienced significantly lower base load generation due to unplanned outages at two Eastern coal-fired stations; higher average fuel prices; higher operating costs; and the loss in synfuel-related earnings of $0.03 per share. Partially offsetting these negative results were higher margins from various supply contracts.

Earnings from ongoing operations for PPL’s supply business segment during the first nine months of 2008 decreased $0.52 per share, or 46 percent, compared with a year ago. This decrease primarily resulted from the same factors that impacted the third quarter of 2008, including the loss of $0.13 per share in synfuel-related earnings.

Pennsylvania Delivery Segment
PPL’s Pennsylvania delivery business segment includes the regulated electric delivery operations of PPL Electric Utilities and the delivery operations of PPL Gas Utilities, which was sold on Oct. 1, 2008.

Per share earnings from ongoing operations for PPL’s Pennsylvania delivery business segment were unchanged in the third quarter of 2008 compared with a year ago. Higher delivery revenues resulting from PPL Electric Utilities’ Jan. 1, 2008, base rate increase and load growth were offset by higher operating expenses.

Per share earnings from ongoing operations for PPL’s Pennsylvania delivery business segment during the first nine months of 2008 increased $0.03, or 10 percent, compared with a year ago. This increase resulted primarily from higher delivery revenues, partially offset by higher operating expenses.

International Delivery Segment
PPL’s international delivery business segment primarily includes investments in regulated electric distribution companies in the United Kingdom and included the operating results of the Latin American electricity distribution businesses prior to their divestitures in 2007.

Earnings from ongoing operations for PPL’s international delivery business segment increased in the third quarter of 2008 by $0.07 per share, or 54 percent, compared with a year ago. This increase was the result of lower U.S. and U.K. income taxes and lower operating expenses, partially offset by the loss of $0.03 per share in earnings from PPL’s Latin American businesses following their divestitures throughout 2007.

Earnings from ongoing operations for PPL’s international delivery business segment during the first nine months of 2008 increased $0.05 per share, or 9 percent, compared with a year ago. This increase resulted from higher electricity delivery revenue due to higher rates from the annual regulatory adjustment for inflation, lower operating expenses and lower U.K. income taxes. Partially offsetting these positive factors was a loss of $0.10 per share in earnings from PPL’s divested Latin American businesses and higher U.S. income taxes.

2008 Forecast by Business Segment

Earnings from Ongoing Operations (per share)	2008 (forecast)	2007 (actual)

Supply	$0.82	$1.42
Pennsylvania Delivery	0.43	0.40
International Delivery	0.77	0.78
Total	$2.02	$2.60

Supply Segment
PPL projects lower earnings from ongoing operations in its supply business segment in 2008 compared with 2007 as a result of the loss of $0.18 per share in synfuel-related tax benefits, higher coal commodity and transportation costs, lower expected base load generation, higher financing costs, and lower expected margins from marketing and trading activities. Although the decrease in wholesale energy margins and lack of liquidity in the power markets significantly impacted PPL’s third-quarter results, the company has taken measures to reduce its exposure to the potential effect of any further decline in market prices on future trading margins.

Pennsylvania Delivery Segment
PPL projects higher earnings from ongoing operations for its Pennsylvania delivery business segment driven by higher revenues as a result of PPL Electric Utilities’ Jan. 1, 2008 distribution rate increase, partially offset by higher operating expenses.

International Delivery Segment
PPL now projects the 2008 earnings from ongoing operations of its international delivery business segment to approximate the results of 2007.

2009 Earnings Forecast

The company’s 2009 forecasted earnings of $1.60 to $1.90 per share reflects an expected decrease in PPL’s international business segment earnings as a result of certain U.K. income tax benefits included in 2008 earnings, which are not expected to recur in 2009, and a less favorable currency exchange rate in the U.K.; higher operation and maintenance expenses; and higher depreciation and financing costs. PPL expects these reductions to be partially offset by higher energy margins, despite higher expected coal expense, as a result of higher base load generation; higher Western energy sales prices; and higher expected margins from its marketing and trading activities.

Revised 2010 Earnings Forecast

The full-requirements supply contract between PPL EnergyPlus and PPL Electric Utilities will expire at the end of 2009. As a result of hedging more than 80 percent of its base load generation over the past few years, PPL continues to forecast strong growth in energy margins for 2010 over 2009. However, the decline in value of the open power positions; projected increases in operating expenses in PPL’s supply and Pennsylvania delivery business segments; higher financing costs; and a reduction in projected earnings from PPL’s U.K. businesses, primarily driven by less favorable exchange rates, are expected to negatively affect 2010 earnings. As a result, PPL has revised its 2010 earnings forecast to a range of $3.60 to $4.20 per share from its prior 2010 forecast range of $4.00 to $4.60 per share.

The expected strong margins that drive the 2010 earnings forecast are based on the following key assumptions:
•	Hedged power and fuel positions and end-of-September wholesale prices, observed in competitive markets and used to value unhedged positions.
•	Capacity prices in the PJM Interconnection based on the Reliability Pricing Model auction results for 2010.
•	Strong power plant performance.
•	Increased nuclear power output through the previously announced planned uprates.
•	Increased fuel and operation and maintenance expenses.
•	Higher costs of environmental compliance.

This forecast does not depend upon new assets being added to the company’s portfolio and assumes PPL Electric Utilities will be able to fully recover its purchased power costs resulting from the ongoing solicitation process approved by the Pennsylvania Public Utility Commission.

PPL Corporation, headquartered in Allentown, Pa., controls more than 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to more than 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to the live webcast of management’s teleconference with financial analysts about third-quarter 2008 financial results at 9 a.m. EST Tuesday, Nov. 4. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s Web site: www.pplweb.com. The webcast will be available for replay on the PPL Web site for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 68964535).

PPL CORPORATION AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheet (Unaudited)
(Millions of Dollars)

	Sept. 30, 2008	Dec. 31, 2007
Assets
Cash and cash equivalents	$349	$430
Price risk management assets - current	630	319
Assets held for sale	328	318
Other current assets	2,043	2,101
Investments	572	608
Property, plant and equipment
Electric plant	20,321	20,109
Gas and oil plant	68	66
Other property	184	202
	20,573	20,377
Less: accumulated depreciation	7,871	7,772
	12,702	12,605
Recoverable transition costs	357	574
Goodwill and other intangibles	1,439	1,326
Price risk management assets - noncurrent	970	587
Other noncurrent assets	1,116	1,104
Total assets	$20,506	$19,972

Liabilities and Equity
Short-term debt (including current portion of long-term debt)	$1,275	$770
Price risk management liabilities – current	722	423
Liabilities held for sale	40	68
Other current liabilities	1,468	1,621
Long-term debt (less current portion)	6,714	6,890
Deferred income taxes and investment tax credits	2,006	2,192
Price risk management liabilities – noncurrent	1,144	916
Other noncurrent liabilities	1,233	1,216
Minority interest	19	19
Preferred securities of a subsidiary	301	301
Earnings reinvested	3,725	3,448
Common stock and capital in excess of par value	2,189	2,176
Accumulated other comprehensive loss	(330)	(68)
Total liabilities and equity	$20,506	$19,972

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

Condensed Consolidated Income Statement (Unaudited)
(Millions of Dollars, Except per Share Data)

	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,
	2008(a)	2007(a)(b)	2008(a)	2007(a)(b)
Operating Revenues
Utility	$1,007	$1,016	$3,108	$3,074
Unregulated retail electric and gas	43	28	110	73
Wholesale energy marketing (c)
Realized	758	517	1,639	1,244
Unrealized economic activity	1,157	0	361	(99)
Net energy trading margins	(132)	20	(82)	38
Energy-related businesses	148	193	395	563
	2,981	1,774	5,531	4,893

Operating Expenses
Fuel	267	257	718	692
Energy purchases (c)
Realized	500	228	1,126	677
Unrealized economic activity	1,058	7	173	(127)
Other operation and maintenance	364	324	1,101	996
Amortization of recoverable transition costs	73	78	217	229
Depreciation	117	108	347	334
Taxes, other than income	77	73	224	223
Energy-related businesses	134	178	361	581
	2,590	1,253	4,267	3,605
Operating Income	391	521	1,264	1,288
Other Income – net	1	23	17	71
Interest Expense	120	117	338	357

Income from Continuing Operations Before Income Taxes, Minority Interest and Dividends on Preferred Securities of a Subsidiary	272	427	943	1,002
Income Taxes	59	88	285	188
Minority Interest	0	1	1	2
Dividends on Preferred Securities of a Subsidiary	5	5	14	14

Income from Continuing Operations	208	333	643	798
(Loss) Income from Discontinued Operations (net of income taxes)	(5)	(11)	10	72

Net Income	$203	$322	$653	$870

Earnings per share of common stock – basic
Earnings from ongoing operations	$0.45	$0.73	$1.57	$2.03
Special items	0.09	0.12	0.18	0.24

Net Income	$0.54	$0.85	$1.75	$2.27

Earnings per share of common stock – diluted
Earnings from ongoing operations	$0.45	$0.72	$1.56	$2.00
Special items	0.09	0.12	0.17	0.25

Net Income	$0.54	$0.84	$1.73	$2.25

Average shares outstanding (thousands)
Basic	374,291	379,896	373,394	383,036
Diluted	376,685	384,575	376,582	387,658

(a)
Earnings in the 2008 and 2007 periods were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

(b)	Certain amounts from 2007 have been reclassified to conform to the current year presentation.
(c)
PPL enters into certain non-trading energy or energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or where hedge accounting is not elected. Consistent with the treatment of the hedged item, unrealized and realized gains and losses on these transactions are reflected in “Wholesale energy marketing” or “Energy purchases.”

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	9 Months Ended Sept. 30,
	2008	2007
Cash Flows from Operating Activities
Net income	$653	$870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	347	345
Amortization-recoverable transition costs and other	286	327
Pre-tax gain from the sale of a Latin American business	0	(94)
Deferred income taxes and investment tax credits	(56)	(95)
Impairment of assets	65	98
Gain on the sale of emission allowances	(1)	(85)
Unrealized gain on derivatives and other hedging activities	(83)	(68)
Changes in working capital	(69)	(31)
Other	19	(15)
Net cash provided by operating activities	1,161	1,252

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(979)	(1,119)
Proceeds from the sale of Latin American businesses	0	191
Proceeds from the sale of telecommunication operations	0	47
Net (expenditures for) sales of intangible assets	(272)	62
Net (purchases) sales of other investments	(14)	58
Net increase in restricted cash and cash equivalents	(70)	(35)
Other investing activities	(15)	(1)
Net cash used in investing activities	(1,350)	(797)

Cash Flows from Financing Activities
Net issuances (retirements) of long-term debt	400	(49)
Repurchase of common stock	(38)	(565)
Payment of common stock dividends	(365)	(343)
Net increase in short-term debt	109	150
Other financing activities	10	8
Net cash provided by (used in) financing activities	116	(799)

Effect of Exchange Rates on Cash and Cash Equivalents	(5)	2

Net Decrease in Cash and Cash Equivalents	(78)	(342)
Cash and cash equivalents at beginning of period	430	794
Cash and cash equivalents included in assets held for sale	(3)	(13)
Cash and cash equivalents at end of period	$349	$439

Key Indicators

Financial

	12 Months Ended Sept. 30, 2008	12 Months Ended Sept. 30, 2007

Dividends declared per share	$1.31	$1.19
Book value per share (a)	$14.91	$13.75
Market price per share (a)	$37.02	$46.30
Dividend yield (a)	3.5%	2.6%
Dividend payout ratio (b)	46%	44%
Dividend payout ratio - earnings from ongoing operations (b)(c)	61%	48%
Price/earnings ratio (a)(b)	13.0	17.1
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)	17.1	18.8
Return on average common equity	19.68%	20.08%
Return on average common equity - earnings from ongoing operations (c)	15.62%	18.29%

(a)	End of period.
(b)	Based on diluted earnings per share.
(c)	Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Reconciliation of Business Segment Earnings from Ongoing Operations and Reported Earnings (Diluted)

3rd Quarter 2008	(millions of dollars)				(per share)
	Supply	PA Delivery	Int'l Delivery	Total	Supply	PA Delivery	Int'l Delivery	Total

Earnings from Ongoing Operations	$59	$36	$73	$168	$0.16	$0.09	$0.20	$0.45
Special Items
MTM adj's from energy-related, non-trading economic hedges	67			67	0.18			0.18
Impairment of emission allowances	(27)			(27)	(0.07)			(0.07)
Impairment of nuclear decommissioning trust investments	(1)			(1)	(0.01)			(0.01)
Sale of gas and propane businesses		(4)		(4)		(0.01)		(0.01)
Total special items	39	(4)		35	0.10	(0.01)		0.09
Reported earnings	$98	$32	$73	$203	$0.26	$0.08	$0.20	$0.54

Year-to-Date Sept. 30, 2008	(millions of dollars)				(per share)
	Supply	PA Delivery	Int'l Delivery	Total	Supply	PA Delivery	Int'l Delivery	Total

Earnings from Ongoing Operations	$225	$128	$233	$586	$0.60	$0.34	$0.62	$1.56
Special Items
MTM adj's from energy-related, non-trading economic hedges	121			121	0.32			0.32
Impairment of emission allowances (Q3, '08)	(27)			(27)	(0.07)			(0.07)
Impairment of nuclear decom. trust investments (Q2, '08; Q3, '08)	(5)			(5)	(0.02)			(0.02)
Sale of gas and propane businesses (Q2, '08; Q3, '08)		(5)		(5)		(0.01)		(0.01)
Off-site remediation of ash basin leak (Q2, '08)	1			1
Colstrip groundwater litigation (Q1, '08; Q2, '08)	(5)			(5)	(0.01)			(0.01)
Synfuel tax adjustment (Q1, '08)	(13)			(13)	(0.04)			(0.04)
Total special items	72	(5)		67	0.18	(0.01)		0.17
Reported earnings	$297	$123	$233	$653	$0.78	$0.33	$0.62	$1.73

12 Months Ended Sept. 30, 2008	(millions of dollars)				(per share)
	Supply	PA Delivery	Int'l Delivery	Total	Supply	PA Delivery	Int'l Delivery	Total

Earnings from Ongoing Operations	$333	$163	$315	$811	$0.90	$0.43	$0.83	$2.16
Special Items
MTM adj's from energy-related, non-trading economic hedges	133			133	0.35			0.35
Impairment of emission allowances (Q3, '08)	(27)			(27)	(0.07)			(0.07)
Impairment of nuclear decom. trust investments (Q2, '08; Q3,'08)	(5)			(5)	(0.02)			(0.02)
Sale of gas and propane businesses (Q4, '07; Q2, '08; Q3, '08)		(26)		(26)		(0.07)		(0.07)
Off-site remediation of ash basin leak (Q2, '08)	1			1
Colstrip groundwater litigation (Q1, '08; Q2, ’08)	(5)			(5)	(0.01)			(0.01)
Synfuel tax adjustment (Q1, '08)	(13)			(13)	(0.04)			(0.04)
Workforce reduction (Q4, '07)	(4)	(1)	(4)	(9)	(0.01)		(0.01)	(0.02)
Sale of Latin American businesses (Q4, '07)			213	213			0.57	0.57
Impairment of certain transmission rights (Q4, '07)	(1)			(1)
Total special items	79	(27)	209	261	0.20	(0.07)	0.56	0.69
Reported earnings	$412	$136	$524	$1,072	$1.10	$0.36	$1.39	$2.85

Reconciliation of Business Segment Earnings from Ongoing Operations and Reported Earnings (Diluted)

3rd Quarter 2007	(millions of dollars)				(per share)
	Supply	PA Delivery	Int'l Delivery	Total	Supply	PA Delivery	Int'l Delivery	Total
Earnings from Ongoing Operations	$193	$32	$51	$276	$0.50	$0.09	$0.13	$0.72
Special Items
MTM adj's from energy-related, non-trading economic hedges	(6)			(6)	(0.02)			(0.02)
Sale of Latin American businesses			3	3			0.01	0.01
Sale of domestic telecommunication operations	(3)			(3)	(0.01)			(0.01)
Sale of gas and propane businesses		(23)		(23)		(0.06)		(0.06)
Settlement of Wallingford cost-based rates	33			33	0.09			0.09
Impairment of certain transmission rights	(12)			(12)	(0.03)			(0.03)
Change in U.K. tax rate			54	54			0.14	0.14
Total special items	12	(23)	57	46	0.03	(0.06)	0.15	0.12
Reported earnings	$205	$9	$108	$322	$0.53	$0.03	$0.28	$0.84

Year-to-Date Sept. 30, 2007	(millions of dollars)				(per share)
	Supply	PA Delivery	Int'l Delivery	Total	Supply	PA Delivery	Int'l Delivery	Total
Earnings from Ongoing Operations	$437	$120	$219	$776	$1.12	$0.31	$0.57	$2.00
Special Items
MTM adj's from energy-related, non-trading economic hedges	20			20	0.05			0.05
Sale of gas and propane businesses (Q3, '07)		(23)		(23)		(0.06)		(0.06)
Settlement of Wallingford cost-based rates (Q3, '07)	33			33	0.09			0.09
Impairment of certain transmission rights (Q3, '07)	(12)			(12)	(0.03)			(0.03)
Change in U.K. tax rate (Q3, '07)			54	54			0.14	0.14
Sale of Latin American businesses (Q1, '07; Q2, '07; Q3, '07)			46	46			0.12	0.12
Sale of domestic telecommunication operations (Q1, '07; Q2, '07; Q3, '07)	(23)			(23)	(0.06)			(0.06)
PJM billing dispute (Q1, '07)	(1)			(1)
Total special items	17	(23)	100	94	0.05	(0.06)	0.26	0.25
Reported earnings	$454	$97	$319	$870	$1.17	$0.25	$0.83	$2.25

12 Months Ended Sept. 30, 2007	(millions of dollars)				(per share)
	Supply	PA Delivery	Int'l Delivery	Total	Supply	PA Delivery	Int'l Delivery	Total
Earnings from Ongoing Operations	$536	$150	$268	$954	$1.38	$0.39	$0.69	$2.46
Special Items
MTM adj's from energy-related, non-trading economic hedges	23			23	0.06			0.06
Sale of gas and propane businesses (Q3, '07)		(23)		(23)		(0.06)		(0.06)
Settlement of Wallingford cost-based rates (Q3, '07)	33			33	0.09			0.09
Impairment of certain transmission rights (Q3, '07)	(12)			(12)	(0.03)			(0.03)
Change in U.K. tax rate (Q3, '07)			54	54			0.14	0.14
Sale of Latin American businesses (Q1, '07; Q2, '07; Q3, '07)			46	46			0.12	0.12
Sale of domestic telecommunication operations (Q1, '07; Q2, '07; Q3, '07)	(23)			(23)	(0.06)			(0.06)
PJM billing dispute (Q4, '06; Q1, '07)	(18)	20		2	(0.04)	0.05		0.01
Sale of interest in Griffith (Q4, '06)	1			1
Workforce reduction (Q4, '06)	(3)			(3)	(0.01)			(0.01)
Impairment of nuclear decom. trust investments (Q4, '06)	(3)			(3)	(0.01)			(0.01)
Total special items	(2)	(3)	100	95		(0.01)	0.26	0.25
Reported earnings	$534	$147	$368	$1,049	$1.38	$0.38	$0.95	$2.71

Operating - Domestic and International Electricity Sales

(millions of kwh)
	3 Months Ended Sept. 30,				9 Months Ended Sept. 30,
	2008	2007	Percent Change		2008	2007	Percent Change
Domestic Retail
Delivered (a)	9,624	9,699	(0.8%	)	29,025	28,880	0.5%
Supplied	10,207	10,249	(0.4%	)	30,732	30,486	0.8%

International Delivered
United Kingdom	6,186	6,326	(2.2%	)	20,889	20,891	0.0%

Domestic Wholesale
East	8,783	6,826	28.7%		21,246	15,637	35.9%
West
NorthWestern Energy	633	569	11.2%		1,869	2,238	(16.5%	)
Other West	3,602	3,251	10.8%		10,488	8,696	20.6%

(a)	Electricity delivered to retail customers represents the kwh delivered to customers within PPL Electric Utilities Corporation’s service territory.

“Earnings from ongoing operations” excludes the impact of special items. Special items include charges, credits or gains that are unusual or nonrecurring. Special items also include the mark-to-market impact of energy-related, non-trading economic hedges and impairments of securities in PPL’s nuclear decommissioning trust funds. The mark-to-market impact of these hedges is economically neutral to the company because the mark-to-market gains or losses on the energy hedges will reverse as the hedging contracts settle in the future. Earnings from ongoing operations should not be considered as an alternative to reported earnings, or net income, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that earnings from ongoing operations, although a non-GAAP measure, is also useful and meaningful to investors because it provides them with PPL’s underlying earnings performance as another criterion in making their investment decisions. PPL’s management also uses earnings from ongoing operations in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

Statements contained in this news release, including statements with respect to future earnings, energy prices, margins and sales, growth, revenues, expenses, financing, credit, liquidity, cash flow, capital, marketing performance and strategy, regulation,  corporate strategy,  and generating capacity and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals and rate relief; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.
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Note to Editors: Visit PPL’s media Web site at www.pplnewsroom.com for additional news and background about the corporation and its subsidiaries.